UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2023
FVCBankcorp, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-38647	47-5020283
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Number)
11325 Random Hills Road
Fairfax, Virginia 22030
(Address of Principal Executive Offices) (Zip Code)
(703) 436-3800
Registrant’s telephone number, including area code:
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered under Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	FVCB	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01    Other Events

The Company reviews its balance sheet and interest rate sensitivity on an ongoing basis as part of its asset/liability risk management process. The Company has taken action during the fourth quarter to re-position a portion of its balance sheet going into 2024, with associated improvements to its liquidity, net interest margin, and overall net income.

The Company restructured a portion of its investment portfolio by selling $61.4 million of book value available for sale securities with a weighted average book yield of 1.54%. This restructuring resulted in an after-tax loss of $8.5 million, which will be recorded during the fourth quarter of 2023. The projected earn-back period is less than three years. The Company expects to initially retain the net proceeds from the sale of these securities in its cash accounts at the Federal Reserve and subsequently use the proceeds to pay down high cost funding and fund new loan growth. This transaction was neutral to shareholders’ equity and tangible book value, as the loss recorded was already reflected in the Company’s accumulated other comprehensive loss. From an earnings perspective, the balance sheet re-positioning is expected to be accretive to net interest income, net interest margin and return on average assets in future periods.

The Company has more than sufficient levels of capital to absorb the result of securities sale. The Company will continue to meaningfully exceed well-capitalized ratios on a regulatory basis. This transaction transitions the balance sheet to be more efficient, improves net interest income, and positions the Company for higher future earnings.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

104	The cover page from the Company’s Form 8-K with a date on report of December 11, 2023, formatted in Inline Extensible Business Reporting Language (included with the Inline XBRL document).

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FVCBANKCORP, INC.

	By:	/s/ Jennifer L. Deacon
Jennifer L. Deacon, Executive Vice President and Chief Financial Officer

Dated: December 11, 2023